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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Numbers 333-51309 and 333-77843 on Form S-3 and Registration Statement Number 333-56161 on Form S-8 of Sempra Energy of our reports relating to Sempra Energy Savings Plan, Sempra Energy Trading Retirement Savings Plan, Southern California Gas Company Retirement Savings Plan, and San Diego Gas & Electric Company Savings Plan dated June 23, 2000 appearing in the Annual Report on Form 11-K of Sempra Energy for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

San Diego, California
June 28, 2000